Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated February 6, 2003, on the financial statements of Entourage Mining Ltd. for the years ended December 31, 2002 and 2001 in the Company's Report on Form F-1. We also consent to the application of such report to the financial information in the Report on Form F-1, when such financial information is read in conjunction with the financial statements referred to in our report.

Vancouver, Canada	/s/ Morgan & Company
December 2, 2003	Chartered Accountants